Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

N E W S

Vista Gold Announces Expected Closing Date for Completion of Arrangement

Denver, Colorado April 30, 2007 — Vista Gold Corp. (TSX & AMEX: VGZ) (“Vista”) announced today that the U.S. Securities and Exchange Commission has completed the review process with respect to the registration of Allied Nevada Gold Corp. common stock (“Allied Nevada Shares”) under the U.S. Securities Exchange Act of 1934.  The previously announced arrangement involving Vista, Allied Nevada Gold Corp. (“Allied Nevada”), and Carl and Janet Pescio, is expected to close on May 10, 2007.  All shareholders of Vista on the closing date of the arrangement will participate in the arrangement.  If you are a shareholder and you have not reviewed the management information and proxy circular of Vista dated October 11, 2006 (the “Circular”), which provides detailed information on the arrangement, including information of certain tax consequences of the arrangement, you should download a copy of the Circular from SEDAR at www.sedar.com.

Letters of Transmittal were mailed to registered shareholders of Vista on October 20, 2006.  If you are a registered shareholder and have not received a Letter of Transmittal, contact the Depositary, Computershare Investor Services Inc., at 1 (800) 564-6253 or download a copy from SEDAR at www.sedar.com.  If you hold your shares through a broker or intermediary, you should carefully follow the instructions of such broker or intermediary in order to submit your shares.  Completed Letters of Transmittal, along with certificates representing your shares, must be submitted in accordance with the Letters of Transmittal to receive certificates representing new shares of Vista and Allied Nevada Shares and a check for any cash payment to which the registered shareholder is entitled to under the arrangement, all subject to applicable withholding taxes.

Vista will issue a press release prior to the closing of the arrangement that will disclose the number of Allied Nevada Shares that will be distributed by Vista to shareholders of Vista as part of the arrangement.  The number of Allied Nevada Shares to be distributed by Vista will be a pro rata portion of (a) the number of Allied Nevada Shares received by Vista as part of the arrangement less (b) the number of Allied Nevada Shares retained by Vista to facilitate the payment of any taxes payable by Vista in respect of the arrangement.  The exact number of Allied Nevada Shares (i) issuable to Vista under the arrangement and (ii) to be retained by Vista to facilitate the payment of any taxes payable by Vista in respect of the arrangement will not be determined until immediately prior to the closing.  In addition, any distribution to shareholders may be subject to withholding taxes (as described in the Circular) which amount will be paid from the proceeds of selling Allied Nevada Shares withheld by Vista from distribution to Vista shareholders.

In addition, after closing Vista will advise the holders of warrants, as required under the notice provisions of the warrants, of the adjustment made to the warrants as part of the arrangement.

About Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Company’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in

California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Mt. Todd project in Australia, the Amayapampa project in Bolivia and the Awak Mas project in Indonesia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Allied Nevada’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s or Allied Nevada’s operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; uncertainty of being able to raise capital on favorable terms or at all; and risks that may affect Vista’s ability to complete the contemplated transaction described herein; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Gregory G. Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.